ADMINISTRATIVE SERVICES AGREEMENT
                          EVERGREEN MONEY MARKET TRUST


         This Administrative Services Agreement is made as of this 18th day of September, 1997 between Evergreen Money Market Trust, a Delaware business trust (herein called the "Trust"), and Evergreen Investment Services, Inc., a Delaware corporation (herein called "EIS").

                              W I T N E S S E T H:

         WHEREAS, the Trust is a Delaware business trust consisting of one or more portfolios which operates as an open-end management investment company and is so registered under the Investment Company Act of 1940; and

         WHEREAS, the Trust desires to retain EIS as its Administrator to provide it with administrative services, and EIS is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

         1. APPOINTMENT OF ADMINISTRATOR. The Trust hereby appoints EIS as administrator of the Trust and each of its portfolios listed on SCHEDULE A attached hereto on the terms and conditions set forth in this Agreement; and EIS hereby accepts such appointment and agrees to perform the services and duties set forth in Section 2 of this Agreement in consideration of the compensation provided for in Section 4 hereof.

         2. SERVICES AND DUTIES. As Administrator, and subject to the supervision and control of the Trustees of the Trust, EIS will hereafter provide facilities, equipment and personnel to carry out the following administrative services for operation of the business and affairs of the Trust and each of its portfolios:

         (a) prepare, file and maintain the Trust's governing documents, including the Declaration of Trust (which has previously been prepared and filed), the By-laws, minutes of meetings of Trustees and shareholders, and proxy statements for meetings of shareholders;

         (b) prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust and the Trust's shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

24145
                                                        -1-

         (c) prepare, negotiate and administer contracts on behalf of the Trust with, among others, the Trust's distributor, custodian and transfer agent;

         (d) supervise the Trust's fund accounting agent in the maintenance of the Trust's general ledger and in the preparation of the Trust's financial statements, including oversight of expense accruals and payments and the determination of the net asset value of the Trust's assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders;

         (e) calculate performance data of the Trust for dissemination to information services covering the investment company industry;

         (f)      prepare and file the Trust's tax returns;

         (g) examine and review the operations of the Trust's custodian and transfer agent;

         (h) coordinate the layout and printing of publicly disseminated prospectuses and reports;

         (i)      prepare various shareholder reports;

         (j) assist with the design, development and operation of new portfolios of the Trust;

         (k)      coordinate shareholder meetings;

         (l)      provide general compliance services; and

         (m) advise the Trust and its Trustees on matters concerning the Trust and its affairs.

         The foregoing, along with any additional services that EIS shall agree in writing to perform for the Trust hereunder, shall hereafter be referred to as "Administrative Services." Administrative Services shall not include any duties, functions, or services to be performed for the Trust by the Trust's investment adviser, distributor, custodian or transfer agent pursuant to their agreements with the Trust.

         3. EXPENSES. EIS shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide the Administrative Services to the Trust. The Trust shall be responsible for all other expenses incurred by EIS on behalf of the Trust, including without limitation postage and courier expenses, printing expenses, registration fees, filing fees, fees of outside counsel and independent auditors, insurance premiums, fees payable to Trustees who are not EIS employees, and trade association dues.

24145
                                                        -2-

         4. COMPENSATION. For the Administrative Services provided, the Trust hereby agrees to pay and EIS hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee, calculated daily and payable monthly, at an annual rate determined in accordance with the table below.


                                        Aggregate Daily Net Assets of Funds
                                          Administered by EIS for Which Any
                                     Affiliate of First Union National Bank
    Administrative Fee                         Serves as Investment Adviser
    ------------------               --------------------------------------
           .050%                                    on the first $7 billion
           .035%                                     on the next $3 billion
           .030%                                     on the next $5 billion
           .020%                                    on the next $10 billion
           .015%                                     on the next $5 billion
           .010%                         on assets in excess of $30 billion


Each portfolio of the Trust shall pay a portion of the administrative fee equal to the rate determined above times that portfolio's average annual daily net assets.

         5. RESPONSIBILITY OF ADMINISTRATOR. EIS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. EIS shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, director, partner, employee or agent of EIS, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the duties of EIS hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or one under the control or direction of EIS even though paid by EIS.

         6.  DURATION AND TERMINATION.

             (a) This Agreement shall continue in effect from year to year thereafter, provided it is

24145
                                                        -3-
                      approved,  at least annually, by a vote  of a majority  of
                      Trustees  of  the Trust  including   a  majority   of  the
                      disinterested Trustees.

             (b)      This Agreement  may   be  terminated at any time,  without
                      payment of any penalty, on sixty (60) day's prior written notice by a vote of a majority of the Trust's Trustees or by EIS.

         7. AMENDMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         8. NOTICES. Notices of any kind to be given to the Trust hereunder by EIS shall be in writing and shall be duly given if delivered to the Trust and to its investment adviser at the following address: First Union National Bank, One First Union Center, Charlotte, North Carolina 28288. Notices of any kind to be given to EIS hereunder by the Trust shall be in writing and shall be duly given if delivered to EIS at 200 Berkeley Street, Boston, Massachusetts 02116.
Attention: Chief Administrative Officer.

         9. LIMITATION OF LIABILITY. EIS is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations pursuant to this Agreement of a particular portfolio and of the Trust with respect to that particular portfolio be limited solely to the assets of that particular portfolio, and EIS shall not seek satisfaction of any such obligation from the assets of any other portfolio, the shareholders of any portfolio, the Trustees, officers, employees or agents of the Trust, or any of them.

         10. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Administrative Services Agreement to be executed by their officers designated below as of the day and year first above written.

                                       EVERGREEN MONEY MARKET TRUST




24145
                                                    -4-

ATTEST:/s/ Carol Churns                By:/s/ John J. Pileggi
       ----------------------             -------------------------
                                          Name: John J. Pileggi
                                          Title: President



                                       EVERGREEN INVESTMENT SERVICES, INC.



ATTEST:_______________________         By:/s/ Gordon Forrester
                                          -------------------------
                                          Name: Gordon Forrester
                                          Title: Chief Administrative Officer




24145
                                                         -5-

                                   SCHEDULE A

EVERGREEN MONEY MARKET TRUST
     Evergreen Pennsylvania Tax Free Money Market Fund
       (To be redesignated Evergreen Pennsylvania Municipal Money Market Fund
        January 12, 1998)
     Evergreen Treasury Money Market Fund